EXHIBIT 10.23
                       EMPLOYMENT AGREEMENT

     This Employment Agreement is made effective as of the 6th day of September, 1996, by and between Firestone Publishing, Inc., a Delaware corporation (the "Company") and Steve Rottenberg ("Employee").

                      W I T N E S S E T H :

     WHEREAS, the Company desires to employ Employee in accordance with the terms of this Agreement and Employee desires to be so employed by the Company.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Term. Subject to earlier termination as hereinafter provided, Employee's period of employment pursuant to this Agreement shall be for a period of five (5) years commencing on the effective date hereof. The entire period of Employee's employment by the Company pursuant hereto is hereinafter referred to as the "Term."

     2.   Duties.

          (a) During the Term, Employee shall serve the Company as its Vice President - Production, upon the terms and subject to the conditions set forth herein.

          (b) During the Term, Employee shall be employed by the Company on a full-time basis and shall perform such duties as the President of the Company may from time to time reasonably direct and as are consistent with the position of Vice President - Production. Employee shall comply with all reasonable directions given him by the President.

          (c) During the Term, Employee shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and to the discharge of his duties and responsibilities hereunder. Employee shall not engage in any other business activity or serve in any industry, trade, or professional position during the Term, except as may be expressly approved in advance by the Board in writing.

     3. Compensation; Benefits. The Company shall pay to Employee an annual salary of $75,000, payable at the same intervals as salaries of other employees of the Company, and subject to the usual withholding taxes, not less frequently than semi-monthly. The Company shall provide similar health insurance and other benefits to Employee as it provides its other full-time employees, if any.

     4. Vacations. During the Term, Employee shall be entitled to such amount of vacation per year as is commensurate with Company policy (which shall be substantially similar to the policy of the prior owner of the Company's assets), to be taken at such times and intervals as shall be determined by Employee, subject to the reasonable business needs of the Company.

     5. Representations and Warranties. Employee hereby represents and warrants to the Company that Employee's execution of this Agreement and performance pursuant to this Agreement do not and will not breach or conflict with any other agreement, contract, or restriction to which Employee is subject.

     6. Termination. Notwithstanding the provisions of Section 1 hereof, the Term shall be subject to termination as follows:

          (a) The death of Employee shall terminate the Term. After Employee's death, Employee's estate or other successors in interest shall be entitled to receive any compensation earned or accrued and unpaid to the date of his death.

          (b) The Term may, at the option of the Company, be terminated for Cause (as hereinafter defined) upon at least five (5) days' prior written notice to Employee. As used herein Cause shall be limited to
     (i) theft, embezzlement or fraud by Employee, or other misconduct or dishonesty by Employee which, in the opinion of the Company's Board of Directors, jeopardizes the Company or Employee's ability to perform in accordance with the terms hereof; (ii) Employee's failure to perform, or negligence in the performance of, his duties and responsibilities to the Company or any willful and material breach by Employee of this Agreement; or (iii) the President's reasonable determination that any representation or warranty made by Employee to the Company was false or misleading when made, or thereafter became false or misleading and Employee failed to notify the Company thereof.

          (c)  Employee may terminate the Term for any reason upon sixty
     (60) days' written notice to the Company.

          (d) At any time subsequent to the payment in full of all amounts owed by the Company to Dugent Publishing Corp. pursuant to a promissory note in the original principal amount of $4,000,000, or at any time subsequent to the sale or transfer of such note to any unaffiliated party, Company may terminate the Term upon thirty (30) days' written notice to Employee.

     7.   Covenant Not to Disclose.

          (a) Other than as necessary in the ordinary course of the Company's business, Employee shall not disclose or make accessible in any manner to or use for the benefit of any person or entity, at any time during or after the Term, any information of a confidential or secret nature relating to the business, products or activities of the Company (the "Confidential Information"). Such Confidential Information shall include, but not be limited to, information relating to inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), but only if specifically listed and presented to Employee in writing and identified as Confidential. Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company. Information shall be Confidential Information whether or not such information was developed, devised or otherwise created in whole or in part by the efforts of Employee, and whether or not such information is a matter of public knowledge, unless the Company has authorized disclosure of such information to the general public.

          (b) Employee agrees that during his employment he shall not make, use or permit to be used any Confidential Information relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. Employee further agrees that he shall not, after the termination of his employment, use or permit to be used any such Confidential Information, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company, whether or not prepared by Employee, and that immediately upon the termination of his employment he shall deliver all of the foregoing, and all copies thereof, to the Company, at its main offices.

     8.   Non-Competition.

          (a) While Employee is employed at the Company and for a period of two (2) years after termination of such employment, Employee will not, whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, directly or indirectly engage in any business or other activity in the United States or Canada which is competitive with the Company and which publishes or distributes any of the same types of products or services being published, marketed, distributed, planned in writing or developed by the Company during his employment or at the time of termination of such employment.

          (b) The ownership of securities of a public company not in excess of five percent (5%) of any class of such securities shall not of itself be deemed a violation of any of the provisions of this Section 8.

     9. No Solicitation. While Employee is employed at the Company and for a period of two (2) years after termination of his employment (for any reason, whether voluntarily or involuntary), Employee will not directly or indirectly solicit, recruit or hire or attempt to solicit, recruit or hire any employee of the Company to work for a third party other than the Company or engage in any activity that would cause any employee to violate any agreement with the Company.

     10.  Equitable Relief.  Employee agrees that any breach of Section 7,
8, or 9 of this Agreement by him will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of his obligations hereunder.

     11. Reasonable Restrictions; Severability. Employee hereby acknowledges that the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of Company and the goodwill associated with the Company. Employee further agrees that each provision herein shall be treated as a separate and independent clause, and the enforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     13. No Waiver. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

     14. Notices. Any notice or communication required or permitted hereunder shall be deemed given when delivered in hand or sent by first class mail, postage prepaid:

          If to Employee, to him at:





          If to the Company, to it at:

          Firestone Publishing, Inc.
          c/o DeNovo Corporation
          214 Brazilian Ave., Suite 300
          Palm Beach, FL 33480

or to such other address of which either party may notify the other party by notice similarly given.

     15. Survival. Employee's obligations under this Agreement shall survive the termination of his employment regardless of the manner of such termination and shall be binding upon his heirs, executors, administrators and legal representatives.

     16. Assignment. Neither party may assign any rights or obligations under this Agreement.

     17. Entire Agreement; Amendment. This instrument contains the entire agreement between the parties with respect to the subject matter addressed herein and all prior discussions, understandings, negotiations and agreements are merged herein. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     19. Submission to Jurisdiction. Each party hereto submits to the jurisdiction of any state court sitting in Dade County, Florida and any federal court for the Southern District of Florida, Dade County Division, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other Court. Each party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

Firestone Publishing, Inc.

By: /s/                                 /s/ Steve Rottenberg
                                        Steve Rottenberg
Print Name and Title:

Witness:                                Witness:

/s/                                     /s/